1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com
News Release
Contact:
Monique N. Dolecki, Investor Relations — 201-847-5453
Colleen T. White, Corporate Communications — 201-847-5369
BD ANNOUNCES RESULTS FOR 2011 SECOND FISCAL QUARTER
Franklin Lakes, NJ (April 26, 2011) — BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $1.922 billion for the second fiscal quarter ended March 31, 2011, representing an increase of 6.8 percent from the prior-year period. On a foreign currency-neutral basis, revenue increased 4.6 percent, despite an unfavorable comparison to the prior year of about 2.3 percentage points due to strong sales related to the H1N1 flu pandemic, supplemental spending in Japan and stimulus spending in the U.S. in fiscal year 2010.
“We are pleased with our solid results this quarter, which were in line with our expectations,” said Edward J. Ludwig, Chairman and Chief Executive Officer. “We continued the increased pace of our R&D spending and made strategic investments, such as our acquisition of Accuri Cytometers, demonstrating our commitment to driving revenue growth through innovation.”
Update on Impact of Japan Earthquake and Tsunami
Order volumes for BD products in Japan have now returned to normal levels. The Company’s manufacturing plant in Fukushima sustained some earthquake-related damage, but the prepared plated media manufacturing lines were recently restarted, and manufacturing of BD HypakTM Prefillable Syringes is expected to resume during the third fiscal quarter 2011. BD’s Fukushima distribution center and an additional distribution center near Tokyo are in operation. The unfavorable impact of these events on the Company’s revenues in the second fiscal quarter was less than $10 million. For the full fiscal year 2011, the Company anticipates these events to have an aggregate unfavorable impact of $10 to $20 million on revenues, or about $0.05 per share, which has been incorporated into its fiscal year 2011 guidance.

1

Update on the Acquisition of Accuri Cytometers, Inc.
As announced in March 2011, the Company completed the acquisition of Accuri Cytometers, Inc., an Ann Arbor, Michigan-based company that develops and manufactures personal flow cytometers for researchers. The financial impact of the acquisition on fiscal year 2011 earnings has been incorporated into the Company’s previously disclosed guidance.
Second Quarter and Six-Month Fiscal 2011 Operating Results
Reported diluted earnings per share for the second quarter were $1.38, compared with $1.18 in the prior-year period, representing a 16.9 percent increase. The prior-year period included a non-cash charge of $8.9 million, or $0.04 per share, related to healthcare reform impacting Medicare Part D reimbursements. Excluding that item, earnings per share from continuing operations increased by 13.1 percent, compared with adjusted diluted earnings per share from continuing operations of $1.22 in the prior-year period, or 7.4 percent on a currency-neutral basis.
For the six-month period ending March 31, 2011, reported diluted earnings per share from continuing operations were $2.72, compared with $2.43 in the prior-year period. Excluding the aforementioned charge, diluted earnings per share from continuing operations increased by 10.1 percent, compared with adjusted diluted earnings per share of $2.47 in the prior-year period, or 5.3 percent on a currency-neutral basis.
Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $981 million, representing an increase of 6.5 percent compared with the prior-year period, or 4.9 percent on a foreign currency-neutral basis. Revenues reflected strong sales of Diabetes Care and Pharmaceutical Systems products. The segment’s revenues also reflected an unfavorable comparison to the prior year of about 1.6 percentage points due to strong sales related to the H1N1 flu pandemic in fiscal year 2010. For the six-month period ended March 31, 2011, BD Medical revenues increased 0.8 percent, or 0.1 percent on a foreign currency-neutral basis.
In the BD Diagnostics segment, worldwide revenues for the quarter were $605 million, representing an increase of 8.9 percent compared with the prior-year period, or 6.5 percent on a foreign currency-neutral basis. Revenues reflected solid growth in Preanalytical Systems safety-engineered products and strong growth in Diagnostic Systems infectious disease platforms. For the six-month period ended March 31, 2011, BD Diagnostics revenues increased 4.9 percent, or 3.6 percent on a foreign currency-neutral basis.
In the BD Biosciences segment, worldwide revenues for the quarter were $335 million, representing an increase of 4.1 percent compared with the prior-year period, or 0.4 percent on a foreign currency-neutral basis. Segment revenue growth was negatively impacted by about 12 percentage points due to certain factors. About 8 percentage points of the impact was due to an unfavorable comparison resulting from strong sales related to supplemental spending in Japan and stimulus spending in the U.S. in fiscal year 2010, and about 3 percentage points resulted from the effects of the earthquake and tsunami in Japan. Segment growth was driven primarily by instrument and reagent sales in the Cell Analysis unit. Discovery Labware revenues in the U.S. were negatively impacted by weakness in core consumables due to lower pharmaceutical spending and academic sector sales. For the six-month

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period ended March 31, 2011, BD Biosciences revenues increased by 3.9 percent, or 1.9 percent on a foreign currency-neutral basis.
Geographic Results
Second quarter revenues in the U.S. were $829 million, representing an increase of 4.7 percent compared with the prior-year period. Revenues outside of the U.S. were $1.093 billion, representing an increase of 8.5 percent compared with the prior-year period, or 4.6 percent on a foreign currency-neutral basis. Revenues reflected continued strength in emerging markets, which was partially offset by weakened demand in Western Europe due to challenging macroeconomic conditions. For the six-month period ended March 31, 2011, revenues in the U.S. were $1.658 billion, representing an increase of 0.8 percent compared with the prior-year period. Revenues outside of the U.S. were $2.106 billion, representing an increase of 4.1 percent compared with the prior-year period, or 2.1 percent on a foreign currency-neutral basis.
Fiscal Year 2011 Outlook
The Company is raising its reported revenue guidance for the full fiscal year 2011 to an increase of approximately 5 to 6 percent compared with fiscal year 2010, due to an expected favorable currency impact. On a foreign currency-neutral basis, the Company is lowering its revenue guidance to an increase of about 3.5 percent versus its previous guidance of about 4 percent, mainly due to lower than expected sales in Western Europe.
The Company is raising its previous guidance for reported diluted earnings per share from continuing operations for fiscal year 2011 by about $0.10 per share to a range of $5.55 to $5.65, an increase of approximately 13 to 15 percent over fiscal year 2010. This revised guidance reflects the anticipated effects of favorable currency and operating efficiencies, partially offset by higher resin costs and the negative impact of the Japan earthquake and tsunami. Diluted earnings per share from continuing operations for fiscal year 2011 are expected to increase 12 to 14 percent over adjusted diluted earnings per share from continuing operations of $4.94, excluding the specified item, for fiscal year 2010. The specified item represents the aforementioned 2010 non-cash charge of $0.04 per share related to healthcare reform. On a currency-neutral basis, the Company expects diluted earnings per share from continuing operations to increase about 10 percent over adjusted diluted earnings per share in the prior-year period.
Conference Call Information
A conference call regarding BD’s second quarter results and its expectations for the full fiscal year 2011 will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 10:00 a.m. (ET) Wednesday, April 27, 2011. The slides are available concurrent with the issuance of this press release at www.bd.com/investors. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-642-1687 (domestic) and 1-706-645-9291 (international) through the close of business on Wednesday, May 4, 2011, access code 59468691.
Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

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About BD
BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.
***
This press release, including the section entitled “Fiscal Year 2011 Outlook”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. Forward-looking statements may be identified by the use of words such as “expect”, “estimate” or words of similar meaning in conjunction with statements of future performance. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: the potential adverse effects that the earthquake and tsunami in Japan and the situation regarding the Fukushima, Japan nuclear power plant may have on BD’s future operations in Japan; the unknown consequences of the recently-enacted healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for BD’s products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic situation on BD’s ability to access credit markets and finance its operations, the demand for BD’s products and services, or its suppliers’ ability to provide products needed for BD’s operations; changes in interest or foreign currency exchange rates; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting BD’s business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; BD’s ability to successfully integrate any businesses it acquires; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. BD does not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

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BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010	% Change

REVENUES	$1,922,023	$1,799,409	6.8

Cost of products sold	920,589	864,492	6.5
Selling and administrative	441,942	421,076	5.0
Research and development	119,152	100,193	18.9

TOTAL OPERATING COSTS AND EXPENSES	1,481,683	1,385,761	6.9

OPERATING INCOME	440,340	413,648	6.5

Interest income	14,564	9,652	50.9
Interest expense	(23,921)	(12,913)	85.2
Other (expense) income, net	(2,522)	164	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	428,461	410,551	4.4

Income tax provision	117,399	125,517	(6.5)

INCOME FROM CONTINUING OPERATIONS	311,062	285,034	9.1

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $377 AND $4,101, RESPECTIVELY	957	12,597	(92.4)

NET INCOME	$312,019	$297,631	4.8

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.41	$1.21	16.5
Income from discontinued operations	$—	$0.05	NM
Net income	$1.41	$1.26	11.9

Diluted:
Income from continuing operations	$1.38	$1.18	16.9
Income from discontinued operations	$—	$0.05	NM
Net income (1)	$1.38	$1.24	11.3

AVERAGE SHARES OUTSTANDING

Basic	220,894	235,325
Diluted	225,467	240,863

NM — Not Meaningful

(1)	Total per share amounts may not add due to rounding

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Six Months Ended March 31,
	2011	2010	% Change

REVENUES	$3,764,028	$3,668,227	2.6

Cost of products sold	1,786,020	1,758,816	1.5
Selling and administrative	889,897	866,749	2.7
Research and development	234,693	199,344	17.7

TOTAL OPERATING COSTS AND EXPENSES	2,910,610	2,824,909	3.0

OPERATING INCOME	853,418	843,318	1.2

Interest income	29,786	18,441	61.5
Interest expense	(39,474)	(25,900)	52.4
Other expense, net	(7,118)	(2,190)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	836,612	833,669	0.4

Income tax provision	211,273	244,542	(13.6)

INCOME FROM CONTINUING OPERATIONS	625,339	589,127	6.1

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $601 AND $8,718, RESPECTIVELY	2,617	24,880	(89.5)

NET INCOME	$627,956	$614,007	2.3

EARNINGS PER SHARE

Basic:
Income from continuing operations	$2.79	$2.49	12.0
Income from discontinued operations	$0.01	$0.11	(90.9)
Net income	$2.80	$2.60	7.7

Diluted:
Income from continuing operations	$2.72	$2.43	11.9
Income from discontinued operations	$0.01	$0.10	(90.0)
Net income (1)	$2.74	$2.53	8.3

AVERAGE SHARES OUTSTANDING

Basic	224,528	236,353
Diluted	229,529	242,327

NM — Not Meaningful

(1)	Total per share amounts may not add due to rounding

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended March 31,
	2011	2010	% Change

BD MEDICAL
United States	$398,487	$381,767	4.4
International	582,845	539,866	8.0

TOTAL	$981,332	$921,633	6.5

BD DIAGNOSTICS
United States	$310,617	$292,841	6.1
International	294,730	262,831	12.1

TOTAL	$605,347	$555,672	8.9

BD BIOSCIENCES
United States	$120,077	$117,151	2.5
International	215,267	204,953	5.0

TOTAL	$335,344	$322,104	4.1

TOTAL REVENUES
United States	$829,181	$791,759	4.7
International	1,092,842	1,007,650	8.5

TOTAL	$1,922,023	$1,799,409	6.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Six Months Ended March 31,
	2011	2010	% Change

BD MEDICAL
United States	$804,014	$814,344	(1.3)
International	1,103,863	1,077,959	2.4

TOTAL	$1,907,877	$1,892,303	0.8

BD DIAGNOSTICS
United States	$619,467	$603,045	2.7
International	587,603	548,102	7.2

TOTAL	$1,207,070	$1,151,147	4.9

BD BIOSCIENCES
United States	$234,302	$227,787	2.9
International	414,779	396,990	4.5

TOTAL	$649,081	$624,777	3.9

TOTAL REVENUES
United States	$1,657,783	$1,645,176	0.8
International	2,106,245	2,023,051	4.1

TOTAL	$3,764,028	$3,668,227	2.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended March 31,
(Unaudited; Amounts in thousands)

	United States
	2011	2010	% Change

BD MEDICAL
Medical Surgical Systems	$234,571	$237,174	(1.1)
Diabetes Care	95,939	92,515	3.7
Pharmaceutical Systems	67,977	52,078	30.5

TOTAL	$398,487	$381,767	4.4

BD DIAGNOSTICS
Preanalytical Systems	$156,978	$149,932	4.7
Diagnostic Systems	153,639	142,909	7.5

TOTAL	$310,617	$292,841	6.1

BD BIOSCIENCES
Cell Analysis	$83,006	$78,183	6.2
Discovery Labware	37,071	38,968	(4.9)

TOTAL	$120,077	$117,151	2.5

TOTAL UNITED STATES	$829,181	$791,759	4.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended March 31, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$270,020	$244,090	10.6	5.7	4.9
Diabetes Care	111,820	$95,471	17.1	12.4	4.7
Pharmaceutical Systems	201,005	$200,305	0.3	1.2	(0.9)

TOTAL	$582,845	$539,866	8.0	5.3	2.7

BD DIAGNOSTICS
Preanalytical Systems	$149,261	$137,738	8.4	3.9	4.5
Diagnostic Systems	145,469	125,093	16.3	10.7	5.6

TOTAL	$294,730	$262,831	12.1	7.1	5.0

BD BIOSCIENCES
Cell Analysis	$172,510	$164,292	5.0	(0.5)	5.5
Discovery Labware	42,757	40,661	5.2	(1.6)	6.8

TOTAL	$215,267	$204,953	5.0	(0.8)	5.8

TOTAL INTERNATIONAL	$1,092,842	$1,007,650	8.5	4.6	3.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended March 31, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$504,591	$481,264	4.8	2.3	2.5
Diabetes Care	207,759	187,986	10.5	8.1	2.4
Pharmaceutical Systems	268,982	252,383	6.6	7.3	(0.7)

TOTAL	$981,332	$921,633	6.5	4.9	1.6

BD DIAGNOSTICS
Preanalytical Systems	$306,239	$287,670	6.5	4.4	2.1
Diagnostic Systems	299,108	268,002	11.6	9.0	2.6

TOTAL	$605,347	$555,672	8.9	6.5	2.4

BD BIOSCIENCES
Cell Analysis	$255,516	$242,475	5.4	1.7	3.7
Discovery Labware	79,828	79,629	0.2	(3.3)	3.5

TOTAL	$335,344	$322,104	4.1	0.4	3.7

TOTAL REVENUES	$1,922,023	$1,799,409	6.8	4.6	2.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Six Months Ended March 31,
(Unaudited; Amounts in thousands)

	United States
	2011	2010	% Change

BD MEDICAL
Medical Surgical Systems	$488,825	$511,166	(4.4)
Diabetes Care	195,524	189,079	3.4
Pharmaceutical Systems	119,665	114,099	4.9

TOTAL	$804,014	$814,344	(1.3)

BD DIAGNOSTICS
Preanalytical Systems	$319,036	$306,167	4.2
Diagnostic Systems	300,431	296,878	1.2

TOTAL	$619,467	$603,045	2.7

BD BIOSCIENCES
Cell Analysis	$163,262	$155,787	4.8
Discovery Labware	71,040	72,000	(1.3)

TOTAL	$234,302	$227,787	2.9

TOTAL UNITED STATES	$1,657,783	$1,645,176	0.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Six Months Ended March 31, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$528,491	$503,273	5.0	1.7	3.3
Diabetes Care	226,118	200,428	12.8	10.5	2.3
Pharmaceutical Systems	349,254	374,258	(6.7)	(4.4)	(2.3)

TOTAL	$1,103,863	$1,077,959	2.4	1.2	1.2

BD DIAGNOSTICS
Preanalytical Systems	$299,832	$281,670	6.4	3.9	2.5
Diagnostic Systems	287,771	266,432	8.0	4.8	3.2

TOTAL	$587,603	$548,102	7.2	4.4	2.8

BD BIOSCIENCES
Cell Analysis	$332,997	$318,025	4.7	1.9	2.8
Discovery Labware	81,782	78,965	3.6	(0.9)	4.5

TOTAL	$414,779	$396,990	4.5	1.4	3.1

TOTAL INTERNATIONAL	$2,106,245	$2,023,051	4.1	2.1	2.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Six Months Ended March 31, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,017,316	$1,014,439	0.3	(1.4)	1.7
Diabetes Care	421,642	389,507	8.3	7.1	1.2
Pharmaceutical Systems	468,919	488,357	(4.0)	(2.2)	(1.8)

TOTAL	$1,907,877	$1,892,303	0.8	0.1	0.7

BD DIAGNOSTICS
Preanalytical Systems	$618,868	$587,837	5.3	4.1	1.2
Diagnostic Systems	588,202	563,310	4.4	2.9	1.5

TOTAL	$1,207,070	$1,151,147	4.9	3.6	1.3

BD BIOSCIENCES
Cell Analysis	$496,259	$473,812	4.7	2.8	1.9
Discovery Labware	152,822	150,965	1.2	(1.1)	2.3

TOTAL	$649,081	$624,777	3.9	1.9	2.0

TOTAL REVENUES	$3,764,028	$3,668,227	2.6	1.5	1.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES
(Unaudited; Amounts in thousands)

	Three Months Ended March 31,
			% Change
	2011	2010	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$263,524	$263,044	0.2	0.2	—
International	177,859	148,537	19.7	14.1	5.6

TOTAL	$441,383	$411,581	7.2	5.2	2.0

BY SEGMENT
BD Medical	$204,866	$193,688	5.8	3.9	1.9
BD Diagnostics	236,517	217,893	8.5	6.3	2.2

TOTAL	$441,383	$411,581	7.2	5.2	2.0

	Six Months Ended March 31,
			% Change
	2011	2010	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$547,306	$554,859	(1.4)	(1.4)	—
International	347,113	303,666	14.3	10.8	3.5

TOTAL	$894,419	$858,525	4.2	2.9	1.3

BY SEGMENT
BD Medical	$418,175	$414,862	0.8	(0.4)	1.2
BD Diagnostics	476,244	443,663	7.3	6.0	1.3

TOTAL	$894,419	$858,525	4.2	2.9	1.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2011 Quarter-to-Date Reconciliation
(Unaudited; Amounts in millions, except per share data)

	Three Months Ended March 31,
	Reported	Reported		Adjusted	Adjusted
	FY 2011	FY 2010	Tax (1)	FY 2010	% Growth

Diluted Earnings per Share from Continuing Operations	$1.38	$1.18	$.04	$1.22	13.1%

(1)	Represents a non-cash charge related to healthcare reform impacting Medicare Part D reimbursements.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2011 Year-to-Date Reconciliation
(Unaudited; Amounts in millions, except per share data)

	Six Months Ended March 31,
	Reported	Reported		Adjusted	Adjusted
	FY 2011	FY 2010	Tax (1)	FY 2010	% Growth

Diluted Earnings per Share from Continuing Operations	$2.72	$2.43	$.04	$2.47	10.1%

(1)	Represents a non-cash charge related to healthcare reform impacting Medicare Part D reimbursements.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Quarter-to-Date Fiscal 2011 Reconciliation — FX Impact
(Unaudited; Amounts in millions, except per share data)

	Three Months Ended March 31,
			Adjusted	Foreign	FY10		Adjusted
	Reported	Adjusted	Growth	Currency	Hedge	Total	FXN	FXN
	FY 2011	FY 2010	$	Translation	Loss	FX	Change	Growth

REVENUES	$1,922	1,799	123	13	27	40	83	4.6%

Diluted Earnings per Share from Continuing Operations	$1.38	1.22	0.16	(0.00)	0.07	0.07	0.09	7.4%

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Year-to-Date Fiscal 2011 Reconciliation — FX Impact
(Unaudited; Amounts in millions, except per share data)

	Six Months Ended March 31,
			Adjusted	Foreign	FY10		Adjusted
	Reported	Adjusted	Growth	Currency	Hedge	Total	FXN	FXN
	FY 2011	FY 2010	$	Translation	Loss	FX	Change	Growth

REVENUES	$3,764	3,668	96	(1)	41	41	55	1.5%

Diluted Earnings per Share from Continuing Operations	$2.72	2.47	0.25	0.01	0.11	0.12	0.13	5.3%

All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2010 Year-to-Date Reconciliation

Reported Diluted Earnings per Share from Continuing Operations	$4.90

Tax (1)	0.04

Adjusted Diluted Earnings per Share from Continuing Operations	$4.94

(1)	Represents a non-cash charge related to healthcare reform impacting Medicare Part D reimbursements.